Exhibit 10.17

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAW OR AN OPINION OF COUNSEL ACCEPTABLE TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS, INCLUDING WITHOUT LIMITATION RESTRICTIONS ON TRANSFER AND VOTING AGREEMENTS, SET FORTH IN THE STOCKHOLDER AGREEMENTS (AS DEFINED IN SECTION 3 BELOW). A COPY OF SUCH AGREEMENTS ARE ON FILE AND MAY BE INSPECTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

Dated: December 20, 2004

Warrant No.   5

WARRANT

To Purchase Common Stock of

BC INTERNATIONAL CORPORATION

THIS IS TO CERTIFY THAT, for value received, Rho Ventures IV GmbH & Co. Beteiligungs KG (the “Initial Warrant Holder”), and his registered successors and permitted assigns are entitled, subject to the terms and conditions set forth below, to purchase from BC INTERNATIONAL CORPORATION, a Delaware corporation (the “Company”), at any time or from time to time during the Warrant Exercise Period (as defined in Section 1 below), the Warrant Shares (as defined in Section 1 below), at a purchase price per share equal to the Exercise Price (as defined in Section 1 below). The Applicable Number (as defined in Section 1 below) and character of the Warrant Shares and the Exercise Price are subject to adjustment as provided herein.

1. Definitions. Capitalized terms not defined in this Warrant have the meanings given to such terms in the Note Purchase Agreement. As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

“Applicable Number” shall mean 761.46 Warrant Shares as adjusted pursuant to the terms hereof.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended and in effect from time to time.

“Common Stock” shall mean (i) Common Stock of the Company, $.0001 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Derivative Securities” means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock and (ii) all options, warrants, and other rights to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.

“Exercise Date” shall have the meaning set forth in Section 2.2 hereof.

“Exercise Price” shall mean initially, eleven dollars and fifty-eight cents ($11.58) per Warrant Share, as adjusted from time to time pursuant to the terms of this Warrant.

“Expiration Date” shall mean the tenth anniversary of the Issue Date.

“Fair Market Value” shall mean (i) the average of the last reported sale prices per share of Common Stock on the Nasdaq National Market or any national securities exchange in which such Common Stock is quoted or listed, as the case may be, on the thirty (30) trading days immediately preceding the Exercise Date, or (ii) if such Common Stock is not quoted or listed on the Nasdaq National Market or any national securities exchange, the fair market value of a share of such Common Stock, as determined in good faith by the Board of Directors of the Company.

“Holder” shall mean, as applicable, (i) the Initial Warrant Holder, or (ii) any successor of the Initial Warrant Holder.

“Initial Warrant Holder” shall have the meaning set forth in the first paragraph of this Warrant.

“Issue Date” shall mean the date hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock” shall mean (i) Common Stock, (ii) capital stock of the Company (other than Common Stock) or of any other Person or any other securities of the Company or of any other Person that the Holder is entitled to receive, or receives, upon exercise of this Warrant, in lieu of or in addition to Common Stock, and/or (iii) capital stock of the Company (other than Common Stock) or of any other Person or any other securities of the Company or of any other Person that may be issued in replacement of, substitution, exchange or redemption for, or upon reclassification or conversion of, Common Stock or any other Stock, in each case whether as a result of a reorganization, reclassification, merger, consolidation or sale of substantially all of the assets of the Company.

“Warrant” shall mean this Warrant To Purchase Common Stock of the Company.

“Warrant Exercise Period” shall mean the period beginning on the Issue Date and ending at 5:00 P.M. (E.S.T.) on the Expiration Date.

“Warrant Shares” shall mean, at any time, the Applicable Number of shares of Common Stock remaining subject to purchase hereunder after giving effect to the number of shares of Common Stock previously purchased by the Holder pursuant to any and all exercises of this Warrant prior to such time and after giving effect to all adjustments with respect to the number of Warrant Shares purchasable hereunder as provided for herein, including, without limitation, those set forth in Section 4 hereof, prior to such time.

2. Exercise Of Warrant.

2.1 Method of Exercise.

(a) Payment Exercise. Subject to and upon all of the terms and conditions set forth in this Warrant, the Holder may exercise this Warrant, in whole or in part with respect to any Warrant Shares, at any time and from time to time during the Warrant Exercise Period, by presentation and surrender of this Warrant to the Company at its principal office, together with (a) a properly completed and duly executed notice of exercise using the Form of Payment Exercise attached hereto, which notice shall specify the number of Warrant Shares for which this Warrant is then being exercised, and (b) payment of the aggregate Exercise Price payable hereunder in respect of the number of Warrant Shares being purchased upon exercise of this Warrant. Payment of such aggregate Exercise Price and any such transfer taxes shall be made in cash, by money order, certified or bank cashier’s check or wire transfer (in each case in lawful currency of the United States of America).

(b) Conversion Exercise. As an alternative to payment in the manner provided in Section 2.1(a) above, the Holder may, in lieu of payment of such aggregate Exercise Price, elect not to receive all of such Warrant Shares but only to receive that number of such Warrant Shares as shall be determined in accordance with the following formula:

X = Y(A-B) A

Where:	X =	the number of Warrant Shares to be issued to the Holder pursuant to this Section 2.1(b)

	Y =	the number of Warrant Shares for which this Warrant is being exercised as of the applicable Exercise Date

	A =	the Fair Market Value as of the applicable Exercise Date of a share of the Stock constituting such Warrant Shares

	B =	the Exercise Price in effect as of the applicable Exercise Date of a share of the Stock constituting such Warrant Shares

The Holder may elect to exercise this Warrant as to the number of Warrant Shares computed in the manner set forth in this Section 2.1(b) by surrendering this Warrant to the Company at its principal office, together with (a) a properly completed and duly executed notice of exercise using the Form of Conversion Exercise attached hereto, which notice shall specify the number of Warrant Shares for which this Warrant is then being exercised, the number of such Warrant Shares that the Holder is electing not to receive and the aggregate fair market value of such number of Warrant Shares that the Holder is electing not to receive, (b) if requested by the Company, a duly executed instrument or certificate, in form and substance satisfactory to the Company, pursuant to which the Holder makes such representations and warranties to the Company and provides or confirms such information concerning the Holder, as the Company may reasonably request (including, without limitation, such representations and warranties and such information as may be required in order to confirm compliance with applicable securities laws), and (c) if applicable, the payment of any transfer taxes required to be paid by the Holder pursuant to Section 2.7 hereof. Payment of such transfer taxes shall be made in cash, by money order, certified or bank cashier’s check or wire transfer (in each case in lawful currency of the United States of America).

2.2 Effectiveness of Exercise; Ownership. Each exercise of this Warrant by the Holder shall be deemed to have been effected immediately prior to the close of business on the date upon which all of the requirements of Section 2.1 hereof with respect to such exercise shall have been complied with in full (each such date, an “Exercise Date”). On the applicable Exercise Date with respect to any exercise of this Warrant by the Holder, the Company shall be deemed to have issued to the Holder, and the Holder shall be deemed to have become the holder of record and legal owner of, the number of Warrant Shares being purchased upon such exercise of this Warrant, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such number of Warrant Shares being purchased shall not then be actually delivered to the Holder.

2.3 Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) days thereafter, the Company, at its expense and in accordance with applicable securities laws, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 9 hereof), a certificate or certificates for the number of Warrant Shares purchased by the Holder on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value.

2.4 Shares To Be Fully Paid and Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, transfer taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein) and free and clear of all preemptive rights.

2.5 Fractional Shares. No fractional shares of Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Stock called for upon any exercise hereof, the Company shall make a cash payment to the Holder as set forth in Section 2.3 hereof.

2.6 Issuance of New Warrants; Company Acknowledgment. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event, within ten (10) days after such partial exercise, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares.

2.7 Payment of Taxes and Expenses. The Company shall pay any recording, filing, stamp or similar tax (other than income or similar taxes) which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing any Warrant Shares purchased upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of the issuance or delivery of any new or replacement warrant, or any transfer thereof, and no such issuance, delivery or transfer shall be made unless and until the person requesting such issuance or transfer has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that no such tax is payable or such tax has been paid.

3. Investor Rights. The Holder of this Warrant is a party to, and the shares of Common Stock issuable upon exercise of this Warrant will be subject to, the terms and conditions of the following agreements:

•	the Investors’ Rights Agreement dated as of December 20, 2004 among the Company and the security holders of the Company named therein (the “Investors’ Rights Agreement”);

•

the Right of First Refusal and Co-Sale Agreement dated as of December 20, 2004 among the Company and the security holders of the Company named therein (the “Right of First Refusal and Co-Sale Agreement”); and

•	the Voting Agreement dated as of December 20, 2004 among the Company and the security holders of the Company named therein (the “Voting Agreement”).

These agreements are collectively referred to in this Warrant as the “Stockholder Agreements”.

4. Adjustments. The Exercise Price and the Applicable Number shall be subject to adjustment from time to time as set forth in this Section 4.

4.1 Adjustments for Certain Dilutive Issuances, Splits and Combinations.

(a) Stock Splits and Dividends. If at any time or from time to time after the Issue Date and while this Warrant, or any portion thereof, is outstanding, the Company fixes a record date for the effectuation of a split or subdivision of the outstanding shares of (i) Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the Exercise Price shall be appropriately decreased and the number of Warrant Shares issuable to the Holder on exercise of this Warrant shall be increased in proportion to such increase of the aggregate total of the shares of Common Stock outstanding and shares issuable with respect to such Common Stock Equivalents. In the event that, following any adjustment pursuant to this Section 4.1(a) with respect to Common Stock

Equivalents, the right to acquire shares of Common Stock pursuant to such Common Stock Equivalents shall expire or be terminated unexercised, there shall be a proportionate readjustment to increase the Exercise Price and decrease the Applicable Number.

(b) Reverse Stock Splits. If at any time or from time to time after the Issue Date and while this Warrant, or any portion thereof, is outstanding, the number of shares of Common Stock is decreased by a combination (by reverse stock split or otherwise) of the outstanding shares of Common Stock, then, following the record date of such combination, the Exercise Price shall be appropriately increased and the Applicable Number of Warrant Shares issuable to the Holder upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

4.2 Adjustment for Reorganization, Consolidation, Merger or Reclassification. If after the Issue Date the Company shall (i) effect a reorganization, (ii) consolidate with or merge into any other Person, (iii) change the shares of Common Stock issuable upon exercise of this Warrant into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise, or (iv) sell or transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder, upon the exercise of this Warrant as provided in Section 2 hereof at any time or from time to time after the consummation of such reorganization, consolidation, reclassification, merger or sale, or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise immediately prior to such consummation or such effective date, as the case may be, the Stock and property (including cash) to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, reclassification or merger, or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant immediately prior thereto (assuming the payment by the Holder of the Exercise Price therefor as required hereby in a form permitted hereby, which payment shall be included in the assets of the Company for the purposes of determining the amount available for distribution), all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 4. In the event that as a result of any consolidation, merger or sale of all or substantially all of its property or assets to any other person, this Warrant would then be exercisable for cash consideration pursuant to the proceeding provisions of this Section 4.2, the Company may require that this Warrant be cancelled in exchange for a cash payment representing the difference between the aggregate consideration payable to the holder of this Warrant as a result of such transaction and the foregoing provisions of this Section 4.2 and the total Exercise Price. In the event that the Exercise Price is greater than the total amount of consideration that would be payable to the Holder of this Warrant as a result of such transaction and the foregoing provisions of this Section 4.2, then the Company shall be entitled to cancel this Warrant upon consummation of such merger, consolidation or other sale transaction.

4.3 Continuation of Terms. Except as provided in Section 4.2 above, upon any reorganization, reclassification, sale, consolidation, merger or other transfer referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Stock and property (including cash, where applicable) receivable upon the exercise of this Warrant after the consummation of such reorganization, reclassification, sale, consolidation, merger or other transfer, as the case may be, and shall be binding upon the issuer of any such Stock, whether or not such Person shall have expressly assumed the terms of this Warrant.

4.4 Other Adjustments. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors, acting in good faith and consistent with their fiduciary duties, shall make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Warrant Shares obtainable as otherwise determined pursuant to this Section 4.

5. Officer’s Certificate as to Adjustments. In each case of any adjustment or readjustment in the number and kind of Warrant Shares, or property, issuable hereunder from time to time, or the Exercise Price, the Company, at its expense, will promptly cause an officer of the Company to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Company will forthwith send a copy of each such certificate to the Holder in accordance with Section 10.4 below.

6. Notices of Record Date, Etc. In the event of

(a) any taking by the Company of a record of the holders of Stock for the purpose of determining the holders thereof who are entitled to receive any shares of Stock as a dividend or other distribution or pursuant to a stock split, or

(b) any reorganization of the Company, or any sale or transfer, in a single transaction or a series of related transactions, of all or substantially all the assets of the Company to, or the consolidation or merger of the Company with or into, any other Person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d) any sale, in a single transaction or a series of related transactions, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof)

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or stock split, and stating the amount and character of such dividend, distribution or stock split, or (ii) the date on which any such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of any one or more classes of Stock shall be entitled to exchange their shares of Stock for securities or other property deliverable on such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up, or (iii) the date on which such sale of a majority of the Company’s voting stock is to take place and the material terms thereof, as the case may be. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

7. Exchange of Warrant. Subject to the provisions of Section 9 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor, each registered in the name of the Holder or in the name of such other Persons as the Holder may direct, subject to any transfer restrictions stated herein. Each of such new warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, provided that all of such new warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, the Holder may purchase upon exercise of this Warrant at the time of its surrender (assuming for purposes of this sentence that the Warrant Shares are in the Applicable Number of Warrant Shares at the time of such exchange).

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of a customary affidavit of the Holder and an indemnity agreement or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor and amount.

9. Transfer Provisions, etc.

9.1 Legends.

(a) Each certificate representing any Warrant Shares issued upon exercise of this Warrant shall bear substantially the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAW OR AN OPINION OF COUNSEL ACCEPTABLE TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS, INCLUDING WITHOUT LIMITATION, RESTRICTIONS ON TRANSFER AND VOTING AGREEMENTS, SET FORTH IN THE INVESTORS’ RIGHTS AGREEMENT, THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AND THE VOTING AGREEMENT (EACH AS DEFINED IN THE WARRANT), BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THIS CERTIFICATE (OR SUCH HOLDER’S PREDECESSOR-IN-INTEREST) AND CERTAIN OTHERS. A COPY OF SUCH AGREEMENT IS ON FILE AND MAY BE INSPECTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.”

(b) Each certificate representing any shares of Stock issued from time to time upon exercise of this Warrant shall also bear any legend required under any applicable state securities or blue sky laws.

9.2 Mechanics of Transfer. Any transfer of all or any portion of this Warrant, or of any interest therein, that is otherwise in compliance with this Warrant, the terms of the Stockholder Agreements and applicable law shall be effected by surrendering this Warrant to the Company at its principal office, together with (i) a duly executed form of assignment, in the form attached hereto, (ii) payment of any applicable transfer taxes, if any, and (iii) any investment representation letters or legal opinions as to the availability of an exemption from the registration requirements of the Securities Act in a form reasonably satisfactory to the Company, if such are requested by the Company. In the event of any such transfer of this Warrant, in whole, the Company shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder upon exercise of this Warrant at the time of its transfer. In the event of any such transfer of any portion of this Warrant, (i) the Company shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder upon exercise of the transferred portion of this Warrant at the time of such transfer, and (ii) the Company shall issue a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, purchasable by the Holder upon exercise of the portion of this Warrant not transferred to such transferee. Until this Warrant or any portion thereof is transferred on the books of the Company, the Company may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

10. General.

10.1 Authorized Shares; Reservation of Shares for Issuance. At all times while this Warrant is outstanding, the Company shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Common Stock as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant), and such number of shares of Stock as shall be sufficient to perform its obligations with respect to conversion of Common Stock issued upon exercise of this Warrant.

10.2 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Stock on the exercise of this Warrant.

10.3 No Rights as Stockholder. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company until the Holder shall have exercised this Warrant and been issued Warrant Shares in accordance with the provisions hereof.

10.4 Notices. All notices, demands, requests, certificates or other communications under this Warrant shall be in writing and shall be either mailed by certified mail, postage prepaid, in which case such notice, demand, request, certificate or other communications shall be deemed to have been given three (3) days after the date on which it is first deposited in the mails, or hand delivered or sent by facsimile transmission, by tested or otherwise authenticated telex or cable or by private expedited courier for overnight delivery with signature required, in each such case, such notice, demand, request, certificate or other communications being deemed to have been given upon delivery or receipt, as the case may be:

(i)	If to the Company:

BC International Corporation

980 Washington Street

Suite 122

Dedham, MA 02026

Attention: President

Telecopier No. (781) 461-2626

with a copy sent at the same time and by the same means to:

John R. Utzschneider, Esq.

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts 02110

Telecopier No. (617) 951-8736

(ii)	if to the Holder, at the Holder’s address appearing in the books maintained by the Company.

10.5 Amendment and Waiver. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, other than the failure to exercise this Warrant on or prior to the Expiration Date, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holder.

10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

10.7 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Warrant shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Warrant and who is chosen by the AAA. The arbitration shall take place in Boston, Massachusetts, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Massachusetts Rules of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Warrant consents to personal jurisdiction in the U.S. District Court or state court sited in Boston, Massachusetts having subject matter jurisdiction for any equitable action sought to enforce the provisions of this Section 10.7 or to enforce any arbitration award received pursuant to an arbitration commenced pursuant to this Section 10.7.

10.8 Covenants To Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

10.9 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.11 Construction. The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

10.12 Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

10.13 Subject to Other Agreements. The Warrant Shares, if issued, shall be subject to the terms and conditions of the Stockholder Agreements, as to which the then Holder hereof shall become a party upon the Holder’s exercise of this Warrant, in whole or in part.

10.14 Waiver of Jury Trial. Each of the Company and the Holder hereby waives its rights to a jury trial with respect to any action or claim arising out of any dispute in connection with, or contemplated by, this Warrant.

10.15. Waiver of Certain Damages. Each of the Company and the Holder, to the fullest extent permitted by law, irrevocably waives any rights that they may have to incidental, consequential or special (including punitive or multiple) damages or any equitable equivalent thereof or substitute therefor based upon, or arising out of, this Warrant or any course of conduct, course of dealing, statements or actions of any of them relating thereto.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

BC INTERNATIONAL CORPORATION

By:	/s/ Robert Johnsen
Name:	Robert Johnsen
Title:	President and CEO

Acknowledged and Agreed to by

the Holder as of the Date First

Above Written:

RHO VENTURES IV GMBH & CO.
BETEILIGUNGS KG

By:	Rho Capital Partners Verwaltungs GmbH,
its General Partner

By:	/s/ Jeffrey Martin
Name:	Jeffrey Martin
Title:	Attorney in Fact

FORM OF PAYMENT EXERCISE

(To be executed upon cash payment exercise of Warrant)

To: BC INTERNATIONAL CORPORATION

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder,              shares of Common Stock, $.0001 par value per share (“Common Stock”), of BC International Corporation, a Delaware corporation, and tenders herewith payment of $            , representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in accordance with Section 2.1(a) of the attached Warrant.

Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

Dated:
(Name)

(Address)

If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:
NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

FORM OF CONVERSION EXERCISE

(To be executed upon net issue exercise of Warrant)

To: BC INTERNATIONAL CORPORATION

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder,              shares of Common Stock, par value $0.0001 per share (the “Exercise Shares”) of BC International Corporation, a Delaware corporation (the “Company”). The aggregate Exercise Price (as defined in the attached Warrant) to purchase all such Exercise Shares is $            . Pursuant to Section 2.1(b) of the attached Warrant, the undersigned hereby elects, in lieu of paying in cash such aggregate Exercise Price, to surrender the right to receive              of the Exercise Shares (the “Surrendered Warrant Shares”). The aggregate fair market value of the Surrendered Warrant Shares is $            . The net number of Exercise Shares issuable by the Company (after giving effect to the surrender by the undersigned of the Surrendered Warrant Shares) in connection with such exercise shall be              shares (the “Net Issue Exercise Shares”).

Please issue a certificate or certificates for the Net Issue Exercise Shares in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

(Name)

(Address)

If the sum of the Net Issue Exercise Shares and the Surrendered Warrant Shares shall not be all the Warrant Shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such Warrant Shares (less any fraction of a Warrant Share paid in cash).

Dated:
NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

FORM OF ASSIGNMENT

(To be executed upon assignment of Warrant)

For value received,                                                           hereby sells, assigns and transfers unto                                  the attached Warrant [__% of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                   attorney to transfer said Warrant [said percentage of said Warrant] on the books of BC International Corporation, a Delaware corporation, with full power of substitution in the premises.

If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

Dated: ,
NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant.